Commission File No. 0-6544

                      EMPLOYMENT AGREEMENT


          AGREEMENT, made September 12, 1996, by and between

BRUNO'S, INC., an Alabama corporation (the "Company"), and WALTER

M. GRANT ("Executive").


                            RECITALS


          In order to induce Executive to serve as an executive

officer of the Company, the Company desires to provide Executive with compensation and other benefits on the terms and conditions set forth in this Agreement.

          Executive is willing to accept such employment and

perform services for the Company, on the terms and conditions hereinafter set forth.

          It is therefore hereby agreed by and between the

parties as follows:

           1. Employment.

           1.1  Subject to the terms and conditions of this

Agreement, the Company agrees to employ Executive during the term hereof as its Senior Vice President, General Counsel,

and Secretary.

           1.2  Subject to the terms and conditions of this

Agreement, Executive hereby accepts employment as Senior Vice

President, General Counsel and Secretary of the Company and

agrees to devote his full working time and efforts, to the best of his ability, experience and talent, to the performance of services, duties and responsibilities in connection therewith.

           2. Term of Employment.  Executive's term of employment

under this Agreement commenced on June 17, 1996 and, subject to the

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terms hereof, shall terminate on the earlier of (i) June 16, 1999

(the "Termination Date") or (ii) termination of Executive's

employment pursuant to this Agreement (alternatively, the "Term");

provided, however, that any termination of employment by Executive

(other than for death or Permanent Disability) may only be made upon

30 days prior written notice to the Company.

           3. Compensation.

           3.1  Salary.  During the Term, the Company shall pay

Executive a base salary ("Base Salary") at the rate of $240,000 per annum.  Base Salary shall be payable in accordance with the ordinary payroll practices of the Company, but no less frequently than monthly.  Any increase in Base Salary shall be in the

reasonable discretion of the Company and, as so increased, shall constitute "Base Salary" hereunder.

           3.2  Annual Bonus.  In addition to his Base Salary,

Executive shall be paid an annual bonus (the "Bonus") during the term of his employment hereunder with a target amount equal to

50% of Base Salary (the "Target Bonus") and a maximum amount equal to 100% of Base Salary based on performance criteria

determined by the Company in its reasonable discretion.

           3.3  Compensation Plans and Programs.  Executive shall be

eligible to participate in any compensation plan or program maintained by the Company in which other senior executives of the Company participate on terms comparable to those applicable to such other senior executives.

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           3.4  Relocation Allowance.  To assist the Executive with his relocation to the Birmingham, Alabama area, the Company agrees to pay to the

Executive a relocation allowance in the amount of $50,000.  Such payment shall be made upon the execution of this Agreement.

           4. Employee Benefits.

           4.1  Employee Benefit Programs, Plans and Practices.

The Company shall provide Executive during the term of his

employment hereunder with coverage under all employee pension and welfare benefit programs, plans and practices (commensurate with his positions in the Company and to the extent permitted under any employee benefit plan) in accordance with the terms thereof,

which the Company makes available to its senior executives.

           4.2  Vacation and Fringe Benefits.  Executive shall be

entitled to twenty (20) business days paid vacation in each

calendar year, which shall be taken at such times as are

consistent with Executive's responsibilities hereunder.  Unless otherwise approved by the Company, any vacation days not taken in any calendar year shall be forfeited without payment therefor.

In addition, Executive shall be entitled to the perquisites and other fringe benefits, including, without limitation, a Company automobile, made available to senior executives of the Company,

commensurate with his position with the Company.

           5. Expenses.  Executive is authorized to incur

reasonable expenses in carrying out his duties and

responsibilities under this Agreement, including, without


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limitation, expenses for travel and similar items related to such duties and responsibilities.  The Company will reimburse Executive for all such expenses upon presentation by Executive from time to time of appropriately itemized and approved (consistent with the

Company's policy) accounts of such expenditures.

           6. Termination of Employment.  The Company may terminate

Executive's employment at any time for any reason.

           6.1  Termination Not for Cause or for Good Reason.  (a)

If Executive's employment is terminated (i) by the Company other than for Cause (as defined in this Section 6.1) or (ii) by

Executive for Good Reason (as defined in this Section 6.1) prior to the Termination Date, Executive shall receive a severance payment equal to twelve month's Base Salary, as in effect

immediately prior to the event giving rise to such termination,

payable in accordance with the ordinary payroll practices of the

Company, but no less frequently than monthly following such

termination of employment.  In addition, the Company shall pay to

Executive any earned but unpaid bonus of Executive with respect to the year preceding his termination.

          (b)  For purposes of this Agreement, "Good Reason" shall mean any of the following (without Executive's express prior written consent):

          (i) Any material breach by the Company of any provision of this Agreement, including a demotion by the Company in Executive's position or the assignment to Executive of duties or responsibilities which are materially inconsistent with the duties or responsibilities contemplated by Section 1 of this Agreement (except, in either case, in connection with the termination of Executive's employment for Cause, as a result of Permanent Disability, as a result of Executive's death or by Executive other than for Good Reason); or

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          (ii) A reduction by the Company in Executive's
     Base Salary, other than a reduction which is part of a general salary reduction program affecting senior executives of the Company and which reduction is not, on average, greater than the salary reduction (as a percentage of Base Salary) of other senior executives of the Company.

          (c)  For purposes of this Agreement, "Cause" mean any

of the following:

          (i) willful malfeasance or willful misconduct by Executive in connection with his employment;

          (ii) continuing refusal by Executive to perform his duties hereunder or any lawful direction of the Chief Executive Officer of the Company ("CEO"), within 10 days after notice of any such refusal to perform such duties or direction was given to Executive;

          (iii) any breach of the provisions of Section 13 of this Agreement by Executive or any other material breach of this Agreement by Executive; or

          (iv) the commission by Executive of (A) any felony or (B) a misdemeanor involving moral turpitude.

          (d)  For purposes of this Agreement, "Permanent

Disability" shall mean a disability that would entitle Executive to receive benefits under the Company's long-term disability plan applicable to senior executive officers as in effect from time to time, which prevents the Executive from performing his duties hereunder for 180 consecutive days or more.

          6.2  Voluntary Termination by Executive; Discharge for

Cause; Death or Disability.  (a)  In the event that Executive's employment is terminated (i) by the Company for Cause; (ii) by

Executive other than for Good Reason or (iii) as a result of the

Executive's Permanent Disability or death, prior to the Termination

Date, Executive shall only be entitled to receive the amounts

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already earned and accrued, including Base Salary through the date of termination and any earned but unpaid bonus of Executive with respect to the year preceding his termination, based on Executive's employment with the Company prior to such termination.  Executive shall not be entitled, among other things, to the payment of any

Bonus in respect of all or any portion of the fiscal year in which such termination occurs.  After the termination of

Executive's employment under this Section 6.2 and payment of all amounts due to Executive under the terms of this Agreement in the event of the termination of Executive's employment under this

Section 6.2, the obligations of the Company under this Agreement to make any further payments, or provide any benefits specified herein (other than benefits required to be provided by applicable law or under the terms of any employee benefit of the Company in which the Executive was a participant) to Executive shall thereupon cease and terminate.  Termination of Executive pursuant to this

Section 6.2 shall be made by delivery to Executive of a notice from the CEO setting forth in reasonable detail the reasons for such termination.

           7. Stock Arrangements.  The Company shall provide

Executive with the opportunity to purchase 25,000 shares of

common stock, par value $.01 per share, of the Company at a price of $12.00 per share.  Executive and the Company shall enter into the Management Stockholder's Agreement (the "Stock Agreement"),

substantially in the form attached hereto as Exhibit A, with such changes as the Company shall deem necessary or desirable.  In addition, the Company shall grant options (the "Options") to

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Executive to purchase 56,250 shares of the Company's Common Stock at an exercise price of $12.00 per share.  With respect to Options granted to Executive, Executive and the Company shall enter into a standard form stock option agreement, with such changes as the

Company shall deem necessary or desirable.

           8. Mitigation of Damages.  Executive shall not be

required to mitigate damages or the amount of any payment

provided for under this Agreement by seeking other employment or otherwise after the termination of his employment hereunder, and no amounts earned by Executive, whether from self-employment, as a common-law employee or otherwise, shall reduce the amount of any termination amount otherwise payable to him.

           9. Notices.  All notices or communications hereunder

shall be in writing, addressed as follows:

          To the Company:

               William J. Bolton
               Bruno's,  Inc.
               800 Lakeshore Parkway
               Birmingham, Alabama  35211

          with a copy to:

               Alvin H. Brown, Esq.
               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017

          To Executive:

               Walter M. Grant
               c/o Bruno's, Inc.
               800 Lakeshore Parkway
               Birmingham, Alabama 35211

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Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice

was given.

           10. Separability; Legal Fees.  If any provision of this

Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.  The Company shall pay the reasonable fees and disbursements (not in excess of $7,500) of Executive's legal counsel in connection with the negotiation and execution of this Agreement and the other documents contemplated hereby.  Other than as provided in the foregoing sentence, each party shall bear the costs of any legal fees and other fees and expenses which may be incurred in respect of negotiating or enforcing its respective rights under this

Agreement.

           11. Assignment.  This Agreement shall be binding upon and

inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the

Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or sustantally all of the stock,

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assets or businesses of the Company, if such successor expressly agrees to assume the obligations of the Company hereunder.

           12. Amendment.  This Agreement may only be amended by

written agreement of the parties hereto.

           13. Nondisclosure of Confidential Information; Non-

Competition. (a)  Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information pertaining to the business of the Company or any of its affiliates, except (i) while employed by the Company, in the business of and for the benefit of the

Company, or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory

authority over the business of the Company, or by any

administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge,

disclose or make accessible such information.  For purposes of this Section 13(a), "Confidential Information" shall mean non-

public information concerning the financial data, strategic

business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public,

proprietary and confidential information of the Company, Kohlberg

Kravis Roberts & Co. or their respective affiliates (the

"Restricted Group") or customers, that, in any case, is not

otherwise available to the public (other than by Executive's breach of the terms hereof).

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          (b)  During the period of his employment hereunder and

for one year thereafter, Executive agrees that, without the prior written consent of the Company, (A) he will not, directly or indirectly, either as principal, manager, agent,

consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is in

competition with the business of the Company and (B) he shall not, on his own behalf or on behalf of any person, firm or

company, directly or indirectly, solicit or offer employment to any person who has been employed by the Restricted Group at any time during the 12 months immediately preceding such

solicitation.

          (c)  For purposes of this Section 13, a business shall

be deemed to be in competition with the Company if it is

principally involved in the purchase, sale or other dealing in any property or the rendering of any service purchased, sold,

dealt in or rendered by the Company as a material part of the business of the Company within the same geographic area in which the Company makes such purchases, sales or dealings or renders such services.  Nothing in this Section 13 shall be construed so as to preclude Executive from investing in any publicly or

privately held company, provided Executive's beneficial ownership of any class of such company's securities does not exceed 1% of the outstanding securities of such class.

          (d)  Executive and the Company agree that this covenant

not to compete is a reasonable covenant under the circumstances,

and further agree that if in the opinion of any court of

competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the

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remainder of the covenant as so amended.  Executive agrees that any breach of the covenants contained in this Section 13 would irreparably injure the Company.  Accordingly, Executive agrees that the Company may, in addition to pursuing any other remedies it may have in law or in equity, cease making any payments otherwise required by this Agreement and obtain an injunction against Executive from any court having jurisdiction over the matter restraining any further violation of this Agreement by Executive.

           14. Beneficiaries; References.  Executive shall be

entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the

Company written notice thereof.  In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where

appropriate, to refer to his beneficiary, estate or other legal representative.  Any reference to the masculine gender in this

Agreement shall include, where appropriate, the feminine.

           15. Survivorship.  The respective rights and obligations

of the parties hereunder shall survive any termination of this

Agreement to the extent necessary to the intended preservation of such rights and obligations.  The provisions of this Section 15 are in addition to the survivorship provisions of any other

section of this Agreement.

           16. Governing Law.  This Agreement shall be construed,

interpreted and governed in accordance with the laws of the State of Alabama, without reference to rules relating to conflicts of law.
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           17.  Effect on Prior Agreements.  This Agreement

contains the entire understanding between the parties hereto and supersedes in all respects any prior agreement or

understanding between the Company or any affiliate of the Company and Executive as to employment matters other than the agreements to in Section 7 hereof.

           18.  Withholding.  The Company shall be entitled to withhold from payment any amount of withholding required by law.

           19.  Counterparts.  This Agreement may be executed in

two or more counterparts, each of which will be deemed an original.


                                   BRUNO'S, INC.


                                   By    /s/     William J. Bolton
                                     Name:  William J. Bolton
                                     Title:  President and Chief
                                     Executive Officer




                                   EXECUTIVE


                                       /s/     Walter M. Grant
                                        Walter M. Grant



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